Exhibit 99.1

FOR IMMEDIATE RELEASE

American Realty Capital Properties Successfully Completes Tender Offer
for Shares of Cole Credit Property Trust, Inc.

New York, New York and Phoenix, Arizona, May 16, 2014 – American Realty Capital Properties, Inc. (“ARCP”) (NASDAQ: ARCP) and Cole Credit Property Trust, Inc. (“CCPT”) today jointly announced that ARCP has successfully completed its tender offer (the “Offer”) to purchase all of the outstanding shares of common stock of CCPT. The depositary for the Offer has advised ARCP that, as of the expiration of the Offer at 5:00 p.m., New York City time, on Friday, May 16, 2014, preliminary results indicated that a total of approximately 7,735,068 shares of CCPT common stock were validly tendered in the Offer and not withdrawn, representing approximately 77% of CCPT’s outstanding shares of common stock. ARCP, through a designated wholly owned subsidiary, will accept for payment in accordance with the terms of the Offer all shares that were validly tendered and not withdrawn prior to expiration of the Offer, and payment for such shares will be made promptly, in accordance with the terms of the Offer.

ARCP expects to effect a merger of its wholly-owned subsidiary with and into CCPT without a vote or meeting of CCPT’s stockholders as promptly as practicable. In the merger, each outstanding share of CCPT common stock not tendered and purchased in the Offer will be converted into the right to receive the same $7.25 per share price, without interest and less any applicable withholding taxes, that was paid in the Offer. As a result of the merger, CCPT will become a wholly-owned subsidiary of ARCP.

Proskauer Rose LLP and Venable LLP are acting as legal counsel to ARCP and Morris, Manning & Martin, LLP and Miles & Stockbridge P.C. are acting as legal counsel to CCPT in connection with the transaction.

Forward-Looking Statements

Information set forth in this press release (including information included or incorporated by reference herein) contains “forward-looking statements” (as defined in Section 21E of the Securities Exchange Act of 1934, as amended), which reflect ARCP’s and CCPT’s expectations regarding future events. The forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to, whether and when the transactions contemplated by the merger agreement will be consummated, the benefits of the merger, future financial and operating results, ARCP’s plans, objectives, expectations and intentions and other statements that are not historical facts.

The following additional factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the inability to complete the proposed merger due to the failure to satisfy the conditions to completion of the merger; unexpected costs or unexpected liabilities that may arise from the transaction, whether or not consummated; continuation or deterioration of current market conditions; future regulatory or legislative actions that could adversely affect the companies; the business plans of the tenants of the respective parties; the outcome of any legal proceedings relating to the merger or the merger agreement; and risks to consummation of the merger, including the risk that the merger will not be consummated within the expected time period or at all. Additional factors that may affect future results are contained in ARCP’s and CCPT’s filings with the U.S. Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website at www.sec.gov. ARCP and CCPT disclaim any obligation to update and revise statements contained in these materials based on new information or otherwise.

Contacts

Anthony J. DeFazio	Brian S. Block, CFO, Treasurer, Secretary and EVP
DDCworks	American Realty Capital Properties, Inc.
tdefazio@ddcworks.com	bblock@arcpreit.com
Ph: 484-342-3600	Ph: 212-415-6500